Exhibit 5.1

September 18, 2026

Polyrizon Ltd.

8 Ha-Pnina St.

Raanana 4321545

Israel

Re: Polyrizon Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel to Polyrizon Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the filing by the Company of a registration statement on Form F-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale by the selling shareholder identified in the Registration Statement (the “Selling Shareholder”), of up to (i) 70,833 ordinary shares of the Company, no par value (“Ordinary Shares”) issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”) and (ii) 333,333 Ordinary Shares issuable upon the exercise of ordinary share warrants (the “Ordinary Share Warrants” and together with the Pre-Funded Warrants, the “Warrants”), each as further described in the Registration Statement. The Ordinary Shares underlying the Warrants are referred herein as the “Warrant Shares”.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement to which this opinion is attached as an exhibit; (ii) the articles of association of the Company, as currently in effect (the “Articles”); (iii) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved and relate to the Company’s issuance of the Warrants, potential issuance of the Warrant Shares, filing of the Registration Statement, and other actions to be taken in connection therewith; (iv) copies of the warrant certificates representing the Warrants; and (v) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified copies or confirmed as photostatic copies, and the authenticity of the originals of such latter documents. We have also assumed the truth of all facts communicated to us by the Company and that all minutes of meetings of the Board and the shareholders of the Company that have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Ordinary Shares underlying the Warrant Shares have been duly authorized, and when any Warrant is exercised by the Selling Shareholder pursuant to the terms thereof, the Warrant Shares issuable at that time by the Company to the Selling Shareholder will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel. This letter is specifically limited to the laws of the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder or Item 509 of the Commission’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Meitar Law Offices
Meitar Law Offices